UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARQIT QUANTUM INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1st Floor, 3 More London Riverside London SE1 2RE, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ordinary share at an exercise of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which this form relates: 333-256591

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Arqit Quantum Inc. (the “Company”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of Pubco’s Securities” in the Company’s registration statement initially filed with the Securities and Exchange Commission on May 28, 2021, as amended from time to time (File No. 333-256591) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Ordinary Shares and the Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC under the symbols “ARQQ” and “ARQQW”, respectively.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

ARQIT QUANTUM INC.

	By:	/s/ David Williams
		Name:	David Williams
		Title:	Chief Executive Officer and Director

Dated: September 1, 2021